Exhibit 99.2

Sientra Announces Pricing of Upsized Public Offering of Common Stock

Santa Barbara, CA – June 4, 2019 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company, today announced the upsizing and pricing of its previously announced underwritten public offering. The Company will sell 17,391,305 shares of its common stock at a public offering price of $5.75 per share. The gross proceeds to Sientra, before deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $100.0 million. The offering is expected to close on or about June 7, 2019, subject to customary closing conditions. In addition, the Company has granted the underwriters a 30-day option to purchase up to 2,608,695 additional shares at the public offering price, less underwriting discounts and commissions.

Sientra intends to use the net proceeds from this offering to implement sales and marketing initiatives, expand its U.S. and global commercial organizations, fund its research and development efforts, and for general corporate purposes, including general and administrative expenses, capital expenditures and general working capital purposes. Sientra may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, although it has no current commitments or agreements with respect to any acquisitions as of the date hereof.

Stifel, William Blair and SVB Leerink are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 22, 2019. A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement, when available, and accompanying prospectus may be obtained from the offices of Stifel, Nicolaus & Company, Incorporated at Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com; William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago, IL 60606, Attention: Prospectus Department; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by emailing syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about Sientra, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts.

Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s expectations regarding its capital raising efforts, including the closing of the public offering, the underwriters’ exercise of their option to purchase additional shares and the Company’s intended use of proceeds. All such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, which could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, risks related to: the Company’s history of operating losses, the Company’s ability to successfully commercialize its products, inherent risk and uncertainty in the protection of intellectual property rights, ability to maintain gross margins, regulatory uncertainties regarding approval or clearance for the Company’s products, as well as other risks and uncertainties described under the “Risk Factors” contained in the Company’s periodic and interim SEC reports, including but not limited to, the preliminary prospectus supplement relating to this offering, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and its Current Reports on Form 8-K filed from time to time with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Investor Contact:

Neil Bhalodkar

(805) 679-8845